SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2003 divine, inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30043	36-4301991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1301 N. Elston Avenue Chicago, Illinois 60622
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 394-6600

N/A
(Former name or former address, if changed since last report)

Item 4.  Changes in Certifying Accountant.

On June 9, 2003, KPMG LLP (“KPMG”), terminated the client-auditor relationship between it and divine, inc., a Delaware corporation (“divine”).  KPMG was previously the principal accountants for divine.  KPMG’s resignation was not recommended or approved by divine’s board of directors nor by any audit or similar committee of divine’s board of directors.

In connection with the audits of the two fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 9, 2003, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG on the consolidated financial statements of divine as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

divine has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. This letter will be filed as an amendment to this Form 8-K.

Item 5.  Other Events.

On June 25, 2003, divine, in connection with its voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code, filed with the bankruptcy court separate monthly operating reports for the period May 1, 2003, through May 31, 2003, in regard to both its software and hosting businesses.

Copies of these reports are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description

99.1	Monthly Operating Report of divine, inc.’s software business for the period May 1, 2003, through May 31, 2003.

99.2	Monthly Operating Report of divine, inc.’s hosting business for the period May 1, 2003, through May 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2003

divine, inc.

	By:	/s/ Jude M. Sullivan
Jude M. Sullivan
Senior Vice President

Exhibit Number	Description

99.1	Monthly Operating Report of divine, inc.’s software business for the period May 1, 2003, through May 31, 2003.

99.2	Monthly Operating Report of divine, inc.’s hosting business for the period May 1, 2003, through May 31, 2003.